Exhibit 99.1

VOLCANO CORPORATION PROVIDES ADDITIONAL GUIDANCE FOR 2013
(SAN DIEGO, CA), February 21, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, is providing additional guidance for 2013 on an as reported basis to augment guidance provided on a constant currency basis in its fourth quarter 2012 earnings news release earlier today.
On an as reported basis, based on foreign currency exchange rates as of February 21, 2013, the company expects revenues will be in the range of $406-$412 million in 2013. Earlier today, the company provided guidance for revenues in 2013 in the range of $422-$428 million on a constant currency basis.
On an as reported basis, Volcano expects gross margins will be in the range of 65.0-65.5 percent and operating expenses will be 62-63 percent of revenues. On a reported basis, the company expects a net loss on a GAAP basis of $0.19-$0.23 per share, including an expected tax benefit of approximately $4.8 million. On a reported basis, the company expects non-GAAP net income of $0.08-$0.11 per diluted share in 2013. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 38 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2013 will be approximately 54.4 million shares and approximately 56.2 million shares on a diluted basis.
About Volcano
Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using sound and light as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company's website at www.volcancocorp.com.
Note Regarding Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenue on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors' understanding of the company's short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano's management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS

Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangibles represent costs incurred by the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-cash Interest Expense: In addition to disclosing the financial statement impact of the Financial Accounting Standards Board authoritative guidance for convertible debt accounting, Volcano management believes that investors may find it useful to consider excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company's borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors' operating results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano's business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano's growth and other strategies and ability to execute on those strategies, competitive positioning, target markets, development of its base business and pipeline, benefits from recent acquisitions, benefits from its products and technologies and financial guidance. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that may cause Volcano's actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano's revenue, expense, earnings, earnings per share, margin or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficultly in achieving those projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company's reaction to those factors; purchasing decisions with respect to the company's products; the pace and extent of market adoption of the company's products and technologies; uncertainty in the process of obtaining regulatory approval or clearance for Volcano's products or devices; the success of Volcano's growth and other strategies including integration of recently-acquired businesses and our ability to integrate businesses from any future acquisitions; risks associated with Volcano's international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation, investigations and claims; the impact and benefits of market development and the related size of Volcano's addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano's filings made with the Securities and Exchange Commission, including our prospectus supplement on Form 424b2, and other filings made with the Securities and Exchange Commission. Additional information will also be set forth in our Form 10-K that will be filed for the year ended December 31, 2012, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020

or

Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(Unaudited)
	2013
	Guidance Range
	From	To
GAAP net loss per share—basic	(0.23)	(0.19)
GAAP net loss per share—diluted	(0.22)	(0.19)
Acquisition related items	0.05	0.05
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.21	0.21
Non-GAAP net income per share—diluted	0.08	0.11
Weighted average shares outstanding—basic	54,400	54,400
Weighted average shares outstanding—diluted	56,200	56,200